Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of BMT Investment Funds and to the use of our report dated June 16, 2017 on the financial statements of BMT Multi-Cap Fund, a series of the BMT Investment Funds. Such financial statements appear in the June 12, 2017 Annual Report to Shareholders which is also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

July 13, 2017